                                                                   EXHIBIT 10.11

                               AGREEMENT OF LEASE

                                    between

                           QUINLAN  PROPERTIES, L.P.
                                    Landlord

                                      and

                                BFR  CO., INC.
                                    Tenant

                                  ALLEN CENTER
                                 180 Allen Road
                        Liberty Corner, New Jersey 07938


       INDEX
       -----

Paragraph  Caption                                           Page
- - ---------  -------                                           ----

       1.  Premises, Term and Purpose......................     2
       2.  Rent............................................     2
       3.  Operating Expenses..............................     3
       4.  Completion of Improvements and Commencement
           of Rent.........................................     6
       5.  Tenant Covenants As to Condition of Premises,
           and Compliance with Laws........................     7
       6.  Tenant Improvements, Alterations and Installa-
           tions...........................................     7
       7.  Various Negative Covenants by Tenant............     8
       8.  Various Affirmative Covenants of Tenant.........     8
       9.  Building Directory and Signage..................     9
      10.  Casualty and Insurance..........................     9
      11.  Indemnification.................................    10
      12.  Non-Liability of Landlord.......................    10
      13.  Remedies and Termination Upon Tenant Default ...    11
      14.  Remedies Cumulative; Non-Waiver By Landlord.....    12
      15.  Services; Electric Energy.......................    12
      16.  Subordination...................................    14
      17.  Landlord's Cure of Tenant Defaults..............    14
      18.  Notices.........................................    14
      19.  Quiet Enjoyment.................................    15
      20.  Security Deposit................................    15
      21.  Inspection and Entry by Landlord................    15
      22.  Brokerage.......................................    16
      23.  Parking.........................................    16
      24.  Renewal Option..................................    16
      25.  Landlord Inability to Perform...................    17
      26.  Condemnation....................................    17
      27.  Assignment and Subletting.......................    17
      28.  Environmental Laws..............................    18
      29.  Parties Bound...................................    19
      30.  Miscellaneous...................................    20

                               LIST OF EXHIBITS
                               ----------------

Exhibit
- - -------

A    Floor Plan

A-1  Description of Land

B    Rules and Regulations

C    Project Holidays

D    Janitorial Maintenance Specifications
     Provided by Landlord

E    ISRA Applicability/NonApplicability Affidavit

LEASE AGREEMENT DATED DECEMBER 29, 1995

       BETWEEN QUINLAN PROPERTIES, L.P. a N.J. Limited Partnership ("Landlord"),
having an office at Allen Center, 150 Allen Road, Liberty Corner, NJ    07938
and BFR CO., INC. ("Tenant" having an address at 7 Clyde Road, Somerset, NJ
08873.

                                   PREAMBLE
                                   --------

BASIC LEASE PROVISIONS AND DEFINITIONS.

       In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Preamble, unless such meanings are expressly modified, limited or expanded elsewhere herein.

       1.     Premises or Demised Premises:    Outlined in red on the floor plan
              -----------------------------
annexed hereto and made a part hereof as Exhibit A consisting of 6,214 square feet of Gross Rentable Area located on the first floor to be delivered on the Commencement Date together with all fixtures, equipment, improvements and installations attached thereto in the building located at 150 Allen Road in the Township of Bernards, County of Somerset, New Jersey and having 188,512 square feet of Gross Rentable Area, (the "Building").

       2.    Term: Five (5) years.
             -----

       3.    Commencement Date: The later of January 1, 1996, or the date that
             ------------------
Landlord receives approval from its lender of the Lease.

       4. Expiration Date: Noon on the last day of the calendar month occurring immediately before five (5) years after the Commencement Date.

       5.    Permitted Use: General office purposes.
             --------------

       6.    Fixed Rent:
             -----------


Year     Rent per SF  Annual Fixed Rent  Monthly Fixed Rent
- - -------  -----------  -----------------  ------------------

  1 2         $17.62        $109,490.68          $ 9,124.22
  3-5         $23.50        $146,029.00          $12,169.08

       7.    Cafeteria Service Charge: One and one-half percent (1.5%) of
             ------------------------
 Fixed Rent per month.

       8.    Late Charge: Four percent (4%) of the amount of the payment due.
             ------------

       9.     Tenant's Proportionate Share of Excess Expenses: Three and 30/100
              ------------------------------------------------
percent (3.30%) of the amount by which Expenses during any Lease Year exceed Base Year Expenses. Such percentage is arrived at by dividing the Gross Rentable Area of the Demised Premises then delivered (which for the purposes of this Lease, is agreed to be 6,214 square feet) by (ii) the Gross Rentable Area of the Building (which for the purposes of this Lease is agreed to be 188,512 square feet).

       10.   Base Year: Calendar year 1996.
             ----------

       11. Security Deposit: Twenty-One Thousand Two Hundred Ninety-Three and
           -----------------
30/100 Dollars (21,293.30).

       12. Tenant's S.I.C. Code and Address for Environmental Information (as
           ------------------------------------------------------------------
per most recent S.I.C. Manual as published by the United States Office of
- - -------------------------------------------------------------------------
Management & Budget} : 7379.
- - ----------------------

       13. Designated Brokers: Cushman & Wakefield and Jacobson, Goidfarb &
           -------------------
Tanzman.

       14. Number of Tenant Allocated Parking Spaces: Twenty-five (25) spaces,
           ------------------------------------------
consisting of two (2) covered exclusive space and two (2) non-covered exclusive spaces ("Exclusive Spaces") and twenty one (21) non exclusive spaces ("Non Exclusive Spaces").

       The parties hereby agree to the following terms and conditions:

       1.  Premises, Term and Purpose.
           ---------------------------

          (a) Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Demised Premises located in the Building for the Term commencing on the "Commencement Date" as defined in Subparagraph (b) of this Paragraph 1, and ending on the Expiration Date, or such earlier date upon which the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to Law. The parcel of land on which the Building is located is hereinafter called the "Land" and is more particularly described on Exhibit A-1 annexed hereto and made a part hereof.

          (b) For purposes of this Lease the Commencement Date shall be the later of (i) January 1, 1996 or (ii) the date that Landlord receives approval of the Lease from its lender.

          (c) The Demised Premises shall be used by Tenant for the Permitted Use and for no other use or purpose. Tenant shall not use or occupy the Demised Premises or any part thereof, for any purpose deemed unlawful, disreputable, or extra-hazardous on account of fire or other casualty, or for any purposes which shall impair the character of the Building. Tenant, at its sole cost and expense shall obtain any consents, licenses, permits or approvals required to conduct its business at the Demised Premises.

          (d) The "Common Areas" of the Building shall be those parts of the Building and other improvements designated by Landlord from time to time for the common use of all tenants, including among other facilities, halls, lobbies, delivery passages, drinking fountains, public toilets, and the like, and all garages, parking lots, service buildings or similar improvements operated, owned or maintained, in whole or in part, by Landlord, and all parkways, drives, greenspaces, parks, fountains or other facilities owned, operated or maintained, in whole or in part, by Landlord, or otherwise made available by Landlord for use by all tenants of the Building, whether used in conjunction with the use of such space by the occupants of other buildings or used exclusively by Tenants of the Building, all of which facilities shall be subject to Landlord's reasonable management and control and shall be operated and maintained for the benefit of all tenants in a first class manner. Tenant, and its employees and invitees, shall have the non-exclusive right to use the Common Areas, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same.

          (e) Notwithstanding any provision to the contrary contained herein, Landlord has the right, at Landlord's sole cost and expense, either prior to the Commencement Date or at any time during the term of this Lease, to relocate Tenant to comparable space located in the Building on at least sixty (60) days prior written notice to Tenant. In the event that Tenant is so relocated, Landlord and Tenant shall enter into an agreement supplementing this Lease which supplemental agreement shall amend the definition of "Demised Premises" as used
in this Lease to reflect the space in which Tenant is relocated.     All other
provisions of this Lease shall remain in full force and effect.

         2.  Rent.
             ----

          To the extent provided herein the rent payable by Tenant pursuant to this Lease is intended to be absolutely net to Landlord, and all other charges and expenses imposed upon the Demised Premises incurred in connection with its use, occupancy, care, maintenance, operation and control shall be paid by Tenant, except as otherwise expressly provided herein.

          (a) The rent reserved under this Lease for the Term hereof shall be and consist of (a) the Fixed Rent payable in equal monthly installments in advance, and the Cafeteria Service Charge (which shall constitute Additional Rent hereunder) payable in equal monthly installments in advance, each to be paid on the first day of each and every calendar month during the Term (except that Tenant shall pay the first monthly installment of $9,124.22 upon signing this Lease, which entire amount shall be the Fixed Rent payable for the portion of January, 1996 that Tenant is in occupancy of the Premises, notwithstanding any other provision of this Lease to the contrary); plus (b) such additional rent ("Additional Rent") in an amount equal to Tenant's Proportionate Share of Excess Expenses (as such terms are defined in Paragraph 3 of this Lease) and all charges for services and utilities pursuant to Paragraph 15 hereof, and any other charges as shall become due and payable hereunder, which Additional Rent shall be payable as hereinafter provided, all to be paid to Landlord at its office stated above, or such other place as Landlord may designate, in lawful money of the United States of America; provided, however, that if the Commencement Date shall occur on a date other than the first calendar day of a month, the rent for the partial month commencing on the Commencement Date shall be appropriately prorated on the basis of the monthly rent payable during the first year of the Term.

          (b) Tenant does hereby covenant and agree promptly to pay the Fixed Rent, Additional Rent and any other charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any set-off or deduction whatsoever. All Additional Rent and other charges payable hereunder, which are not due and payable on a monthly basis during the Term, unless otherwise specified herein, shall be due and payable within twenty (20) days of delivery by Landlord to Tenant of notice to pay the same.

          (c) In the event that any payment of Fixed Rent, Additional Rent or any other charges shall be paid after the due date for same provided herein, Tenant shall pay, together with such payment, the Late Charge and a like additional Late Charge for each fifteen (15) days or portion thereof that such payment shall remain unpaid.

         3.  Operating Expenses.
             -------------------

            a) For purposes of this Paragraph, the following definitions shall apply:

                  "Base Year" shall mean the calendar year 1996.
                  -----------

                  "Base Year Expenses" shall mean the actual Expenses (as
                  --------------------
defined in this Paragraph 3) incurred during the Base Year and, if the Building is less than ninety-five percent (95%) occupied at any time during the Base Year, such expenses shall be adjusted to the extent necessary to reflect ninety-five percent (95%) occupancy throughout such twelve (12) month period.

                  "Lease Year" shall mean each calendar year (or portion
                  ------------
thereof) occurring during the Term.

                  "Real Estate Taxes" shall mean the taxes and assessments now
                  -------------------
or hereafter imposed upon the Land, the Building and other real property included with or located upon the Land. If, due to a change in the method of taxation or assessment, any franchise, income, profit or other tax, however designated, shall be substituted by the applicable taxing authority in whole or in part, for the Real Estate Taxes now or hereafter imposed on the Land, the Building or other real property included in the Land, such franchise, income, profit or other tax shall be deemed to be included in the term "Real Estate Taxes".

          "Expenses" shall mean (i) Real Estate Taxes and (ii) the total of all
          ----------
the costs and expenses paid or incurred by Landlord with respect to the management, operation, maintenance, and repair of the Building and the Land and the services provided tenants therein, (excepting electrical energy expenses paid directly by tenants (including Tenant) pursuant to Paragraph 15 of this Lease and equivalent provisions of other leases) including, but not limited to, the cost and expenses incurred for and with respect to: all utilities, including without limitation, water, electricity, gas, lighting, sewer and waste disposal; air conditioning, ventilation and heating (subject to the deduction hereinafter described); lobby maintenance and cleaning; elevators; protection and security; lobby decoration and interior and exterior landscape maintenance; snow removal, parking lot maintenance, repairs, replacements and improvements which are appropriate for the continued operation of the Building in a first-class manner; maintenance and painting of non-tenant areas; fire, all risk coverage, boiler and machinery, sprinkler, apparatus, public liability and property damages, rental and plate glass insurance and any insurance required by a mortgagee; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans, group insurance, and other employee benefits respecting employees of the Landlord up to and including the Building manager to the extent the work performed by said employees is in connection with the management, operation, maintenance or repair of the Building; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed on the Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; the cost for a bookkeeper and for an accountant; professional and consulting fees; legal and auditing fees; association fees or dues; the expenses, including payments to attorneys and appraisers, incurred by Landlord in connection with any application or proceeding wherein Landlord obtains or seeks to obtain reduction or refund of the real estate taxes payable or paid upon or against the Building; management fees of the Building and any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building and the Land. Landlord agrees that with respect to all maintenance, repair, replacement and improvement expenses listed above involving contracts or. individual expenditures exceeding $25,000.00, other than emergency repairs Landlord shall obtain at least two competitive bids and shall utilize the lowest responsible bidder for such work.

          It is agreed, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

                  (i)   leasing commissions;

                  (ii) salaries for executives above the grade of Building manager;

                  (iii) Building start-up or opening expenses:

                  (iv) expenditures for capital improvements except those which under generally applied real estate practice are expensed or regarded as deferred expenses and except for capital expenditures required by law in any of which cases the cost thereof shall be included in Expenses for the calendar year in which the costs are incurred and subsequent calendar years, on a straight line basis amortized over an appropriate period not exceeding ten years, with an interest factor equal to the prime commercial lending rate on 90 day loans announced by Citibank, N.A. as its "prime rate" (hereinafter referred to as the "Prime Rate") at the time of Landlord's having actually incurred said expenditure;

          (v) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in expenses hereunder;

          (vi) cost of repairs or replacements incurred by reason of fire or other casualty, to the extent which Landlord is compensated therefor through proceeds of insurance, or caused by the exercise of the right of eminent domain;

          (vii)  advertising, and promotional expenditures;

          (viii) legal fees for disputes with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with maintenance and operation of the Building or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions;

          If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses then the costs for same shall be included in Expenses. The costs of such capital equipment or capital expenditures are to be included in Expenses for the calendar year in which the costs are incurred and subsequent calendar years, on a straight line basis amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Prime Rate at the time of Landlord's having actually incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to leasing shall be included in Expenses for the calendar year in which they were incurred. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be responsible for any portion of costs related to off-site capital improvements.

          If during all or part of any calendar year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an expense hereunder) to portions of the Building, due to the fact that construction of the Building is not completed, or such portions are not occupied or leased or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, for the purposes of computing the Additional Rent payable hereunder, the amount of the Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or service to such portion of the Building.

            (b) In the event (i) that the Commencement Date shall occur during a calendar year, {ii) that the date of the expiration or other termination of this Lease shall be a day other than the last day of a calendar year, or {iii) of any increase or decrease (as herein provided) in the Area of the Demised Premises or in the Gross Rentable Area of the Building, then in each such event in applying the provisions of this Article 3 with respect to any calendar year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 3, taking into consideration the portion of such calendar year which shall have elapsed prior to the Commencement Date, the date of such expiration or other termination or the date of such increase or decrease.

          (c) Tenant shall be responsible for Tenant's Proportionate Share of Excess Expenses during the Term as herein provided.

              (1) For each Lease Year, or part thereof, Landlord shall send to Tenant a statement of projected excess expenses, for the applicable Lease Year (or portion thereof} over the Base Year Expenses (,,Projected Excess Expenses") and shall indicate what the estimated amount of Tenant's Proportionate Share of Excess Expenses shall be, said amounts to be paid in equal monthly installments (rounded to the nearest whole dollar) in advance on the first day of each month by Tenant as Additional Rent, commencing on the first anniversary of the Commencement Date.

              (2) Following the end of each Lease Year, Landlord shall send to Tenant a statement of actual Expenses incurred for the prior Lease Year showing Tenant's Proportionate Share of Excess Expenses due from Tenant, and, in the case of the first Lease Year, a statement showing actual Base Year Expenses. In the event the amount prepaid by Tenant exceeds the amount that was actually due based upon actual year end cost, then Landlord shall pay to Tenant an amount
equal to the overcharge at the time such statement is delivered.    In the event
Landlord has under-charged Tenant then Landlord shall provide Tenant with an invoice stating the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt.

          (d) Each and every of the amounts payable by Tenant pursuant to Subparagraphs 3(c) (1} and 3(c) {2) above, whether requiring lump sum payment or constituting projected monthly amounts, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies provided in this Lease therefor, including, without limitation, the Late Charge as provided in Paragraph 2(c) of this Lease.

          (e) Tenant acknowledges and agrees that Landlord shall have the right to change the period of the Lease Year, other than the Base Year, either before or during the Term, to any other fiscal year or twelve month period. In the event Landlord makes such change, then the same shall be effective upon written notice to Tenant and, in such event, Tenant shall pay Tenant's Proportionate Share of Excess Expenses for the period from the end of the initially designated Lease Year, as last billed, to the beginning of the newly designated Lease Year, prorated for such period, within twenty (20) days of the rendering by Landlord of the bill for such interim period.

          4.  Completion of Improvements and Commencement of Rent.
              ----------------------------------------------------

              (a) Landlord agrees to deliver the Demised Premises to Tenant fully repainted, with building standard quality paint. Except for the work set forth in this Paragraph 4(a), Tenant agrees to accept the Demised Premises in their "AS-IS" condition, without other improvement by Landlord.

              (b) Tenant shall occupy the Demised Premises no sooner than three
  (3) days prior to the Commencement Date and no later than two (2) days after the Commencement Date shall have occurred (the ccupancy Date") (but not prior to said date for purpose of installing wiring and Tenant's personal property or otherwise with the express consent of Landlord as provided herein). Tenant acknowledges and agrees that Tenant's occupancy of the Demised Premises no later than the Occupancy Date is a material consideration of Landlord entering into this Lease. If and when Tenant shall take actual possession of the Demised Premises, it shall be conclusively presumed that the same are in satisfactory condition.

       5. Tenant Covenants As To Condition of Premises, and Compliance with
          -----------------------------------------------------------------
Laws.
- - -----

          (a) In the event that the Building or any of the equipment affixed thereto or stored therein should be damaged as a result of any act of Tenant, its agents, servants, employees, invitees or contractors, Tenant shall, upon demand, pay to Landlord the cost of all required repairs, including structural repairs. Tenant shall commit no act of waste and shall take good care of the Demised Premises and the equipment affixed thereto and stored therein, shall maintain the Demised Premises in good condition and state of repair, and at the end or certain expiration of the term hereof, shall deliver up the Demised Premises in good order and condition, wear and tear from a reasonable use thereof excepted. Landlord shall perform, or cause to be performed, all such maintenance and repairs and Tenant shall pay to Landlord the costs incurred therefor immediately upon demand as Additional Rent.

          (b) Tenant, at Tenant's expense, shall promptly comply with all laws, rules, regulations and ordinances, of all governmental authorities or agencies having jurisdiction over the Demised Premises, and of all insurance bodies {including, without limitation, the Board of Fire Underwriters), at any time duly issued or in force, applicable to the Demised Premises or any part thereof or to Tenant's use thereof. For purposes of this Paragraph 5(b) , except to the extent of any work done by or on behalf of Tenant and affecting the Excluded Areas (as hereinafter defined) the Demised Premises shall not include anything located above the drop ceiling and below the first floor slab, nor shall the Demised Premises include exterior walls, curtain walls or window surfaces (collectively, the exclusions from the Demised Premises are referred to herein as "Excluded Areas"). Any work done by Tenant shall be considered part of the Demised Premises regardless of location. Tenant, at Tenant's expense, shall promptly comply with all laws, rules, regulations and ordinances, of all governmental authorities or agencies having jurisdiction over the Demised Premises, and of all insurance bodies (including, without limitation, the Board of Fire Underwriters), at any time duly issued or in force, applicable to the Excluded Areas or any part thereof as a result of Tenant's specific use of the Demised Premises or as a result of alterations to the Demised Premises made by or on behalf of Tenant.

       6. Tenant Improvements, Alterations and Installations. All fixtures,
          ---------------------------------------------------
equipment, improvements, alterations, installations which are attached to the Demised Premises, and any additions and appurtenances made by Tenant to the Demised Premises shall become the property of Landlord upon installation. Not later than the last day of the Term, Tenant shall, at its expense, remove from the Demised Premises all of its personal property and such improvements as Landlord elects to have removed unless Tenant shall have requested, at the time of installation of such improvements, Landlord's consent not to remove same and Landlord shall have granted such consent. Tenant, at its sole cost and expense, shall repair injury done by or in connection with the installation or removal of such improvements. Any equipment, fixtures, goods or other property of Tenant, not removed by Tenant upon the termination of this Lease, or upon any quitting,
vacating    or abandonment of the Demised Premises by Tenant, or upon Tenant's eviction, shall be considered as abandoned and Landlord shall have the right, without any notice to Tenant, to sell or otherwise dispose of the same, at the expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any. Landlord may have any such property stored at Tenant's risk and expense.

          (b) Notwithstanding the provisions of Paragraph 6(a), Tenant, without Landlord's prior consent, shall have the right to make non structural alterations, installations, additions or improvements in or to the Demised Premises that (i) involve a total cost of not more than Ten Thousand Dollars (S10,000.00) , (ii} do not require a building permit to be issued by any governmental authority to legally make same, and (ii) do not affect any existing building systems outside the Demised Premises and do not impair or affect any existing building systems within the Demised Premises. No other alterations, installations, additions or improvements (structural or non-structural) shall be made by Tenant without Landlord's express prior written approval, which Landlord agrees shall not be unreasonably withheld. Tenant shall give Landlord prior written notice of any proposed alterations, installations, additions or improvements (hereinafter called "Alterations") with copies of proposed plans and as-built plans upon completion of the Alterations. All such Alterations shall be done at Tenant's sole expense and the making thereof shall not interfere with the use of the Building by other tenants or disturb harmonious labor relations with Landlord's employees, agents, contractors or subcontractors. Tenant agrees to indemnify, defend and hold harmless Landlord from any and all costs, expenses, claims, causes of action, damages and liabilities of any type or nature whatsoever (including, but not limited to attorneys' fees and costs of litigation) arising out of or relating to the making of the Alterations by Tenant. Nothing herein contained shall be construed as constituting the permission of Landlord for a mechanic or subcontractor to file a lien claim against the Demised Premises and Tenant agrees to secure the removal of any such lien which a contractor purports to file against said premises by payment or otherwise pursuant to law. All such Alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction over the Demised Premises.

       7. Various Negative Covenants by Tenant. Tenant agrees that it shall
          -------------------------------------
not, without Landlord's prior written consent:

          (a) Do anything in or near the Demised Premises which will increase the rate of fire insurance on the Building;

          (b) Permit the accumulation of waste or refuse matter in or near the Demised Premises except in containers provided therefor;

          (c) Mortgage, hypothecate, pledge or encumber this Lease in whole or in part; or

          (d) Permit any signs, lettering or advertising matter to be erected or attached to the Demised Premises;

          (e) Encumber or obstruct the Common Areas surrounding the Demised Premises nor cause same to be encumbered or obstructed, nor encumber or obstruct any access ways to the Demised Premises, nor cause same to be encumbered or obstructed.

       8. Various Affirmative Covenants of Tenant.
          ----------------------------------------
          Tenant covenants and agrees that Tenant will:

          (a) At any time and from time to time, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a tenant estoppel certificate in form reasonably acceptable to Landlord or financial institutions requesting the same (on a form provided by such party) relating to matters customarily included in tenant estoppel certificates within fifteen (15) days of receipt of Landlord's request accompanied by such certificate.

          (b) Faithfully observe and comply with the rules and regulations annexed hereto and made a part hereof as Exhibit "B" and such additional rules and regulations as Landlord hereafter at any time or from time to time may communicate in writing to Tenant, and which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or
regulation, the provisions of this Lease shall control.     Nothing contained in
this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees.

       9. Building Directory and Signage. Landlord will, at the request of
          -------------------------------
Tenant, maintain listings on the directory located within the Building of the names of Tenant and any other firm, association or corporation in occupancy of
the Demised Premises or any part thereof as permitted hereunder.    Landlord
shall not be required to list the names of any individuals on said Building
directory.    The signage provided pursuant to this Paragraph 9, shall be adequate, at all times, to direct visitors to the Demised Premises.

      10. Casualty and Insurance.
          -----------------------

          (a) In the event of partial or total destruction of the Building or the Demised Premises by reason of fire or any other cause Tenant shall immediately notify Landlord of same and Landlord shall promptly restore and rebuild the Building or the Demised Premises at Landlord's expense (but only to the extent of the insurance proceeds covering such damage) unless Landlord elects by notice to Tenant within ninety (90) days of said destruction not to restore and rebuild the Demised Premises, and, in such case, this Lease shall terminate. If Landlord elects to restore and rebuild the Demised Premises, then during the period of restoration of any such area, and, if any portion of Demised Premises are rendered untenantable by said damage, Tenant shall be relieved of the obligation to pay that portion of the rent herein reserved which relates to said untenantable area. If Landlord elects to restore and rebuild the Demised Premises, Landlord shall, in the ninety (90) day notice period, provide Tenant with Landlord's reasonable estimate of the time that such repair and restoration will take. If such estimate is one year or less from the date of the partial or total destruction, Tenant shall not have the right to terminate this Lease provided such repair and restoration is actually completed within such one year period. If such estimate is more than one year from the date of such partial or total destruction, Tenant, by written notice to Landlord delivered within thirty (30) days after Landlord provides its estimate to Tenant, may elect to terminate this Lease, in which event this Lease shall terminate on the tenth (10th) day after Tenant's termination notice as if such date were the
Expiration Date set forth herein.    If Landlord's estimate is one year or less,
or if Landlord's estimate is more than one year and Tenant does not elect to terminate this Lease in accordance with the terms of this Paragraph, Landlord shall have the greater of one year or Landlord's estimate to complete the repair
and restoration of the Demised Premises.    If such time period expires and the
Demised Premises has not been repaired and restored as provided herein, until such time as the repair and restoration is complete (except for punch-list items and other minor items that do not affect the tenantability of the Demised Premises) Tenant shall have the right to deliver to Landlord a written notice stating that the Lease will terminate on the thirtieth (30th) day after the delivery of such notice unless, before the end of such thirty (30) day period, the Demised Premises is repaired and restored (except for punch-list items and other minor items that do not affect the tenantability of the Demised Premises). If such a notice is delivered and the Demised Premises is not repaired and restored as aforesaid within such thirty (30) day period, this Lease shall terminate on such thirtieth (30th) day as if such day were the Expiration Date hereunder. If such a notice is delivered and the Demised Premises is repaired and restored as aforesaid within such thirty {30) day period, Tenant's termination notice shall be null and void and this Lease shall continue in full force and effect in accordance with its terms.

          (b) Tenant shall, at Tenant's sole cost and expense, but, except to the extent prohibited by law with respect to workmen's compensation insurance, for the mutual benefit of Landlord and Tenant and any Additional Insured (as hereinafter defined) or any other additional insured as Landlord may from time to time determine including the lessors under any ground leases or underlying leases and any mortgagees, maintain or cause to be maintained (a} comprehensive general liability insurance, including but not limited to, premises, bodily injury, personal injury and contractual liability, coverages for any and all injury resulted from any act or omission on the part of Tenant or Tenant's contractors, licensees, agents, visitors or employees, on or about the Demised Premises including such claims arising out of the construction of improvements on the Demised Premises, such insurance to afford protection to the limit of not less than One Million Dollars ($1,000,000.00) in respect to injury or death to any one person and Five Million Dollars ($5,000,000.00) in respect to injury or death to any number of persons or property damage arising out of a single occurrence and Two Million Dollars ($2,000,000.00) in respect to property damage; (b) workmen's compensation insurance covering all persons employed in connection with the construction of any improvements by Tenant and the operation of its business upon the Demised Premises and (c) "all risk" coverage on all of Tenant's personal property, including, but not limited to, standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all Tenant's improvements and alterations in or about the Demised Premises, to the extent of their full replacement value. In the event Landlord, at any time during the term of the Lease, reasonably determines that Tenant's insurance coverage is inadequate, based upon the coverages being required by landlords of comparable buildings in the general geographic area of the Building, Landlord shall have the right to require Tenant to increase its insurance coverage. All such insurance shall, to the extent permitted by law, name Landlord, any mortgagees and ground lessors of the Land and the Building and their successors and assigns as additional insureds (the Additional Insureds"} and shall be written by a good and solvent insurance carrier authorized to do business in the State of New Jersey.

            (c} Prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, Tenant shall furnish evidence of such insurance and payment of premiums thereon to Landlord. Such insurance shall be in form satisfactory to Landlord and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days' written notice to Landlord at the address specified in Paragraph 18 of this Lease. Tenant waives all rights of recovery against Landlord and the Additional Insureds for any loss, damages, or injury of any nature whatsoever to property or persons for which the Tenant is insured.

            (d) During the term of this Lease, Tenant shall maintain in effect in each insurance policy required under this Lease that relates to property damage a waiver of subrogation in favor of Landlord and the Additional Insureds from its then-current insurance carriers, and shall at all times furnish evidence of such currently effective waiver to Landlord. Such waiver shall be in a form reasonably satisfactory to the Landlord and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days' written notice to Landlord at the address, specified in Paragraph 18 of this Lease. During the term of this Lease, Landlord shall maintain in effect in each insurance policy required under this Lease that relates to property damage a waiver of subrogation in favor of Tenant from its then-current insurance carriers, and shall at all times furnish evidence of such currently effective waiver to Tenant. Such waiver shall be in a form reasonably satisfactory to Tenant and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days' written notice to Tenant at the address, specified in Paragraph 18 of this Lease.

          (e) Each insurance policy required to be maintained under this Lease shall state that with respect to the interest of Landlord and the Additional Insureds the insurance maintained pursuant to each such policy shall not be invalidated by any action or inaction of Tenant and shall insure Landlord and the Additional Insureds regardless of any breach or violation of any warranties, declarations, conditions or exclusions by Tenant.

          (f) Each insurance policy required to be maintained under this Lease shall state that all provisions of each such insurance policy, except for the limits of liability, shall operate in the same manner as if a separate policy had been issued to each person or entity insured thereunder.

          (g) Each insurance policy required to be maintained under this Lease shall state that the insurance provided thereunder is primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of Landlord and the Additional Insureds.

          (h) Each insurance policy required to be maintained under this Lease shall recognize the indemnification set forth in Paragraph 11 of this Lease.

          (i) Failure of Tenant to maintain any of the insurance required under this Lease or to cause to be provided in any insurance policy the requirements set forth in this Paragraph 10, shall constitute a default under this Lease without any notice being required by Landlord.

       11. Indemnification. Tenant shall indemnify, defend and hold harmless
           ----------------
Landlord, the Additional Insureds, any mortgagee, and any lessor under any underlying leases or ground leases, from and against any expense (including, without limitation, legal and collection fees), loss, liability or consequential damages suffered or incurred as a result of or in connection with {i) any breach by Tenant of its obligations contained in this Lease or {ii) its acts or the acts of its agents, servants, invitees, contractors or employees.

       12. Non-Liability of Landlord. Landlord shall not be liable for (and
           --------------------------
Tenant shall make no claim for) any property damage which may be sustained by Tenant or any other person, as a consequence of the failure, breakage, leakage, inadequacy, defect or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant of Landlord or of the Landlord or Landlord's or this or any other tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors except for the willful misconduct or gross negligence of Landlord; or attributable to any interference with, interruption of or failure, except resulting from Landlord's negligence, of any services or utilities to be furnished or supplied by Landlord. Tenant shall give Land lord prompt written notice of the occurrence of any events set forth in this Paragraph 12. Tenant shall indemnify Landlord from any expense (including legal fees), loss, liability or damages suffered or incurred (a) in connection with the claims brought by Tenant or other persons to the extent such other person's property is located in the Demised Premises, against Landlord for property damage, except for matters resulting from Landlord's willful misconduct or gross negligence and (b) in connection with any claims for property damage brought against Landlord by third parties to the extent such damage was caused by Tenant.

        13.  Remedies and Termination Upon Tenant Default.
             ---------------------------------------------

             (a) In the event that:

                 (1) Tenant shall default in the payment of (i) any Fixed Rent or (ii) any Additional Rent or other charge payable monthly hereunder by Tenant to Landlord, on any date upon which the same becomes due, and such default shall continue for five (5) days after the same becomes due; or

                 (2) Tenant shall default in the payment of any Additional Rent or any other charge payable hereunder which is not due and payable hereunder on a monthly basis, on any date upon which the same becomes due, and such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default; or

                 (3) Tenant shall default in the due keeping, observing or performing of any covenant, agreement, term, provision or condition of Paragraph l(c) of this Lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within 24 hours after Landlord shall have given to Tenant a written notice specifying the same; or

                 (4) If during the term hereof the Demised Premises or any part thereof shall be or become abandoned or deserted, vacated or vacant; or

                 (5) Tenant shall default in the due keeping, observing or performing of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed {other than a default of the character referred to in clauses (1), {2), (3) or (4) of this Paragraph 13(a), and if such default shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant a written notice specifying the same, provided, however, Tenant shall not be in default hereof provided Tenant commences to cure said default within 15 days after Landlord shall have given to Tenant a written notice specifying the same and continues to thereafter diligently pursue same and remedies said default within forty-five {45) days after Landlord shall have given to Tenant a written notice specifying the same; or

                  (6) Should Tenant be evicted by summary proceedings or otherwise;

then, Landlord may, in addition to any other remedies herein contained, as may be permitted by law, without being liable for prosecution therefor, or for damages, re-enter the Demised Premises and the same have and again possess and enjoy; and as agent for Tenant or otherwise, re-let the Demised Premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month. Landlord, at its option, may require Tenant to pay in a single lump sum payment at the time of such expiration or re-entry as the case may be, a sum which represents the present value (using a discount rate of 4% per annum) of the excess of the aggregate of the Fixed Rent which would have been payable by Tenant for the period commencing with such expiration or re-entry, as the case may be, and ending on the originally fixed Expiration Date of the Term, over the aggregate rental value of the Demised Premises for the same period.

          (b) Upon the occurrence of any of the contingencies set forth in the preceding clause, or should Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this Lease or the estate of Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law except to the extent as may be permitted hereunder, Landlord may, if Landlord so elects, at any time thereafter, terminate this Lease and the term hereof, upon giving to Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of Tenant, five (5) days notice in writing, of Landlord's intention so to do. Upon the giving of such notice, this Lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof; and Landlord shall have the right to remove all person, goods, fixtures and chattels therefrom, by force or otherwise without liability for damages.

       14. Remedies Cumulative; Non-Waiver By Landlord. The various rights,
           --------------------------------------------
remedies, options and elections of Landlord, expressed herein, are cumulative, and the failure of Landlord to enforce strict performance by Tenant of the conditions and covenants of this Agreement to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by Landlord of any installment of rent after any breach by Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect. Tenant waives trial by jury in any action or proceeding arising out of this Lease.

       15. Services; Electric Energy.
           --------------------------

           (a) Landlord will: (i) supply heat for the warming of the Demised Premises and the public portions of the Building during Business Hours in the cold season, when and as required by law; (ii) furnish to, and distribute in, the Demised Premises air conditioning during Business Hours when it may be required for the comfortable occupancy of the Demised Premises by Tenant; (iii) provide snow and ice removal for the parking area, sidewalks and driveways in a reasonably expeditious manner; and (iv) provide refuse removal from a dumpster to be provided on site to be used for normal paper waste attendant to an office building. "Business Hours" as used in this Lease, means 8:00 A.M. to 6:00 P.M. on weekdays and not including Saturdays, Sundays and those legal holidays listed in Exhibit C annexed hereto and made a part hereof. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of such air conditioning system. Landlord will clean the Demised Premises in accordance with the cleaning schedule annexed hereto as Exhibit D. The cost of the services and utilities provided pursuant to this Paragraph 15(a) (except for the cost of electricity paid directly to Landlord by Tenant pursuant to this Paragraph 15) is included in Expenses as defined in Paragraph 3(a).

          (b) Provided Tenant is not then in default of this Lease, Landlord will provide to Tenant overtime services and utilities when and to the extent reasonably requested by Tenant or when activated by Tenant's use of an overtime thermostat and time clock and in accordance with such reasonable conditions as shall be determined by Landlord. Tenant shall pay to Landlord, as Additional Rent, a charge that, at the time of the execution of this Lease is $50.00 per zone per hour and which may be increased by Landlord from time to time upon written notice to Tenant for such additional service and utilities which charge shall cover all costs and expenses of Landlord in providing such overtime services, including, without limitation, the cost of the utility usage, the cost of maintenance, repairs and inspections of such building systems and employee and administrative costs related to such services. Such charge shall constitute a direct charge to Tenant and not to an Expense pursuant to Paragraph 3.

          (c) Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, ventilating, air conditioning, gas, steam, power, electricity, water or other service and to stop or interrupt the use of any building or Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water electricity, labor or supplies, or by reason of an other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption.

          (d) Landlord shall install transmission facilities in the Demised Premises, so that electric energy may be used by Tenant in the Demised Premises in such reasonable quantity as shall be sufficient to meet Tenant's ordinary business needs for lighting and the operation of its business machines, including photocopy equipment and computer and data processing equipment.

          (e) Tenant shall pay, as Additional Rent, the total electricity charges for the Demised Premises as determined pursuant to a separate electricity sub-meter for the Demised Premises. Tenant shall pay its proportionate share of Landlord's actual electricity charges for the building as determined in accordance with the usage indicated by such sub-meter.

          (f) In the event that Tenant shall require electric energy for use in the Demised Premises in excess of the quantity to be initially designed to furnish as herein provided and if, in Landlord's judgment such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, Landlord, upon written request of Tenant, will proceed with reasonable diligence to install such additional riser, conduits, feeders, switchboards and/or appurtenances provided the same and the use thereof shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disrupt other tenants or occupants of the

Building, and Tenant agrees to pay all reasonable costs and expenses incurred by Landlord in connection with such installation.

          (g) In order that Landlord may at all times have all necessary information which it requires in order to maintain and protect its equipment, Tenant agrees that Tenant will not make any material alteration or material addition to the electrical equipment and/or appliances in the Demised Premises without the prior written consent of Landlord in each instance and will promptly advise Landlord of any other alteration or addition to such electrical equipment
and/or appliances.    Tenant agrees to advise Landlord in writing as to any
material change in the periods of use of the lighting fixtures and Tenant's business machines and equipment.

          (h) Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electric energy furnished to the Demised Premises except for actual damage other than property damage suffered by Tenant by reason of any negligence of Landlord.

       16. Subordination. This Lease is subject and subordinate in all respects
           --------------
to any underlying leases, ground leases, licenses or agreements, and to all mortgages which may now or hereafter be placed on or affect such leases, licenses or agreements or the Land or the Demised Premises and also to all renewals, modifications, consolidations and extensions of such underlying leases, ground lease, licenses, agreements, and mortgages. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, execute and deliver such further instruments confirming such subordination as may be desired by any holder of any such mortgage or by a lessor, licensor or party to an agreement under any such underlying lease, ground lease, license or agreement, respectively. Tenant hereby appoints Landlord its attorney-in-fact, irrevocably, to execute and deliver any such instrument on behalf of Tenant. If any underlying lease, ground lease, license or agreement to which this agreement is subject and subordinate terminates, or if any Mortgage to which this lease is subordinate is foreclosed, Tenant shall, on timely request, attorn to the holder of the reversionary interest or to the Mortgagee in possession, as the case may be.

       17. Landlord's Cure of Tenant's Default.    If Tenant shall fail or
           ------------------------------------
refuse to comply with and perform any conditions and covenants of this Lease, Landlord may, if Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of Tenant, and the said cost and expense shall be payable on demand, or at the option of Landlord shall be added to the installment of rent due immediately thereafter, but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable
as such.    This remedy shall be in addition to such other remedies as Landlord may have hereunder by reason of the breach of Tenant of any of the covenants and conditions in this Lease contained.

       18. Notices.    Any notice, demand, statement or other communication
           --------
which under the terms of this Lease or under any statute or law must or may be given shall be given by hand delivery to the respective parties as follows or by registered or certified mail, return receipt requested, or by reputable private overnight delivery service addressed to the respective parties as follows:

 To Landlord:     Quinlan Properties, L.P.
                  Allen Center
                  150 Allen Road
                  Liberty Corner, NJ 07938
                  Attn: Robert Quinlan

                  Victoria A. Morrison, Esq.

                 Riker, Danzig, Scherer, Hyland & Perretti
                 One Speedwell Avenue
                 Headquarters Plaza
                 Morristown, NJ 07962-1981

TO Tenant:       At its address stated above until the
                 Commencement Date; at the Demised Premises thereafter.

Any such notice, demand, statement or other communication shall be deemed to have been given or made upon hand delivery or on the second day after it is deposited, postage paid, in the U.S. Mail, or delivered, charges prepaid or charged to sender to a reputable private overnight delivery service, as the case may be. Any of the above addresses may be changed at any time notice is given as above provided.

       19. Quiet Enjoyment.    Landlord covenants that Tenant upon keeping and
           ----------------
performing each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming by, through or under the same subject to the covenants, agreements, terms, provisions and conditions of this Lease and the effect of the application of same.

       20. Security Deposit.    Tenant has this day deposited with Landlord the
           -----------------
Security Deposit for the payment of the Fixed Rent, Additional Rent and other charges hereunder and the full and faithful performance by Tenant of the covenants and conditions on the part of Tenant to be performed. Said sum shall be returned to Tenant, without interest, within fifteen (15) business days after the expiration of the term hereof, provided that Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in Fixed Rent, Additional Rent and other charges. During the term hereof, Landlord may, if Landlord so elects, have recourse to such security, to make good any default by Tenant, in which event Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to Tenant shall run with the reversion and title to the Demised Premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. Landlord shall assign or transfer said security, for the benefit of Tenant, to any subsequent owner or holder of the reversion or title to Demised Premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by Tenant from all liability to return such security.

       21.  Inspection and Entry by Landlord.
            ---------------------------------

            (a) Subject to Tenant's reasonable security and confidentiality requirements, Tenant agrees to permit Landlord and Landlord's agents, employees or other representatives to show the Demised Premises to any lessor under any underlying lease or ground lease or any mortgagee or any persons wishing to rent or purchase the same, and Tenant agrees that on and after the ninth month next preceding the expiration of the term hereof, Landlord or Landlord's agents, employees or other representatives shall have the right to show the Demised Premises to any prospective tenant or to place notices on the front o[ the Building or any part thereof, offering the Demised Premises for rent or for sale; and Tenant hereby agrees to permit the same to remain tbereon without hindrance or molestation.

            (b) Subject to Tenant's reasonable security and confidentiality requirements, Tenant agrees that Landlord and Landlord's agents, employees or other representatives, shall have thereof, at all reasonable hours, for the purpose of examining the same or reading meters, or performing maintenance or making such repairs or alterations therein as may he necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.

       22. Brokerage. Tenant and Landlord warrant and represent to each other
           ----------
that neither has dealt with any broker or brokers regarding the negotiation of the within Lease other than the Designated Brokers. Landlord shall pay the Designated Brokers a commission pursuant to a separate agreement. Tenant and Landlord agree to be responsible for and to indemnify and save the other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Brokers claiming to have negotiated with the indemnifying party with respect to the Demised Premises or to have called the said Demised Premises to Tenant's attention or to have called Tenant to Landlord's attention.

       23. Parking. Tenant shall have the right under this Lease to the
           --------
exclusive use of the Exclusive Spaces and the non-exclusive use of the Non-Exclusive Spaces in the parking lot of the Building in compliance with such reasonable Rules and Regulations as Landlord may promulgate from time to time. Landlord shall have the right to assign the location of said parking spaces or may designate the location of same from time to time.

       24. Intentionally Deleted.
           ----------------------

       25. Landlord's Inability to Perform. This Lease and the obligation of
           --------------------------------
Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

       26. Condemnation. If the Land, Building and Demised Premises leased
           -------------
herein, or of which the Demised Premises is a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, Landlord shall grant an option to purchase and or shall sell and convey the Land, Building and the Demised Premises or any portion thereof, then this Lease, at the option of Landlord shall terminate, and the term hereof shall end as of such date as Landlord shall fix by notice in writing; and Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of Tenant to damages, if any, are hereby assigned to Landlord. Tenant agrees to execute and deliver any instruments, at the expense of Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Land, Building and Demised Premises or any portion thereof. Tenant covenants and agrees to vacate the Demised Premises, remove all Tenant's personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in
the aforementioned notice.    Failure by Tenant to comply with any provision in
this clause shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant's breach hereof.

Notwithstanding the foregoing, nothing in this Paragraph 26 shall affect Tenant's separate right to claim relocation costs under the applicable relocation statute.

       27. Assignment and Subletting.
           --------------------------

           (1) In the event that Tenant desires to assign or sublease the whole of the Demised Premises to any other party the terms and conditions of such assignment or sublease shall be communicated to Landlord in writing not less than sixty (60) days prior to the effective date of any such assignment or sublease, and, prior to such effective date, Landlord shall have the option, exercisable in writing to Tenant, to recapture this Lease so that such prospective assignee or sublessee shall then become the sole Tenant of Landlord hereunder or alternatively to recapture said space and Tenant shall be fully released from any and all obligations hereunder.

           (2) In the event that the Landlord elects not to recapture the Lease as hereinabove provided, Tenant may nevertheless assign this Lease or sublet the whole {but not less than the whole) of the Demised Premises, subject to the Landlord's prior written consent, which consent shall not be unreasonably withheld, and subject to the consent of any mortgagee, or ground lessor and on the basis of the following terms and conditions:

               (a) Tenant shall provide to Landlord the name and address of the assignee or sublessee.

               (b) The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Landlord at least ten (10) days prior to the effective date of the assignment or sublease.

               (c) Tenant and each assignee or sublessee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Rent, Additional Rent and other charges due hereunder through the entire term of this Lease, as the same may be renewed, extended or otherwise modified.

               (d) Tenant shall promptly pay to Landlord one hundred percent (100%) of any consideration other than rent received for or a in connection with any assignment or sublease, however denominated, and one hundred percent (100%) of all of the rent, as and when received, in excess of the Fixed Rent required to be paid by Tenant for the area assigned or sublet.

               (e) In any event, the acceptance by Landlord of any rent from any of the subtenants or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein from any assignee or subtenant shall not release Tenant herein, from any and all of the obligations herein during and for the entire terms of this Lease.

               (f) Tenant shall only assign or sublet the Demised Premises to an an assignee or sublessee (1) whose financial status is acceptable to Landlord, at Landlord's sole discretion, whether or not equal to or greater than that of Tenant, and (2) whose use is the same use as Tenant's use, the quality of Tenant's operations in the performance of said use to be reasonably acceptable to Landlord.

               (g) Landlord shall require Five Hundred and 00/100 ($500) Dollars payment to cover its handling charges for each request for consent to any assignment or sublet prior to its consideration of the same. Tenant acknowledges that its sole remedy with respect to any assertion that Landlord's failure to consent to any assignment or sublet is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord's actions in refusing to consent thereto.

          (h) The assignment or sublease shall provide that there shall be no further assignments and/or subletting without Landlord's consent.

              (3) Notwithstanding anything contained in this Paragraph 27 to the contrary, Tenant shall have the right to assign this Lease to an entity controlling, controlled by, or under common control with Tenant. Any assignment in connection with a transaction of the nature permitted pursuant to the preceding sentence, shall not be subject to the provisions of subsections, (1), 2(d) or 2(f) (1) hereof, but all other provisions of this Paragraph shall apply.

              (4) Notwithstanding anything contained in this Paragraph 27 to the contrary, Landlord and Tenant agree that Landlord will be conclusively deemed reasonable in withholding its consent and Tenant shall have no right whatsoever to sublet or assign this Lease to any ether tenant in the Building or any party that has been shown other space in the Building (A) within the twelve (12) month period immediately preceding the date upon which Tenant first is in contact with such other party concerning the possibility of an assignment or sublet (B) at any time after such first contact but before such other party and Tenant execute a fully binding agreement of assignment or sublet subject to no contingencies other than the contingency relating to Landlord's right of recapture and right of approval as provided in this Paragraph 27.

          28. Environmental Laws.
              -------------------

              (a) Tenant represents to Landlord that its Standard Industrial Classification Code is accurately set forth in the Preamble to this Lease. Tenant further represents that it does not use any "Hazardous Substances", except in de minimis quantities for ordinary cleaning purposes. As used herein, "Hazardous Substances" shall be defined as any "hazardous chemical," "hazardous substance", "hazardous waste" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Industrial Site Recovery Act, as amended, (N.J.S.A. 13:1K-6 et seq.) ("ISRA") , the New Jersey Spill Compensation and Control Act, as amended, (N.J.S.A. 58:10-23.11, et seq.), any rules or regulations promulgated thereunder, or in any other present or future applicable federal, state or local law, rule, regulation or other requirement dealing with environmental protection. Tenant understands that Landlord is relying on this information to determine Landlord's and Tenant's obligations under environmental laws, and agrees to provide Landlord with any additional or different information needed to maintain the accuracy of the information provided to Landlord. Tenant shall not conduct any operations that shall cause the Building or the Demised Premises to be deemed an "industrial establishment" as defined in ISRA. Notwithstanding the foregoing, in the event Tenant shall become an "industrial establishment", unless the characterization of Tenant as an "industrial establishment" results solely from a change in law, Landlord shall have, in addition to any other remedies available, the right to immediately terminate this Lease and Landlord shall a]so have the right to direct Tenant to comply with ISRA, at Tenant's sole cost and expense, or in Landlord's sole discretion, to comply with ISRA and to seek reimbursement of all costs and expenses (including but not limited to, attorneys fees, consulting fees, filing and/or review fees, and all remedial or investigative expenses) as a result of such termination and any amount expended by Landlord shall be Additional Rent hereunder.

          (b) In the event that any governmental authority, agency or representative, or a prospective purchaser or mortgagee of the Property or any part thereof or interest therein (an "Inquiring Person") requests or requires information regarding the use of the Premises whether in connection with an application of Landlord or otherwise (including, but not limited to, information relating to the use of "Hazardous Substances" or the S.I.C. Code(s) of Tenant), Tenant shall cooperate with Landlord in providing such information and shall promptly and accurately complete any questionnaires, affidavits or other forms of transmitting information requested or required by the Inquiring Person. This cooperation shall include, but not be limited to, cooperation with Landlord in order to provide and/or assist Landlord in providing any information required or requested by the New Jersey Department of Environmental Protection in connection with an application by Landlord for approval (or an official statement that such approval is not required) of a transfer of the Property, any interest in the
Property,     or any other matter requiring approval (or which Landlord desires to ascertain does not require approval) under the Industrial Site Recovery Act or any other law now or hereafter in existence, whether state or federal, which law requires such approval for certain transactions. All information required to be provided by Tenant hereunder shall be provided by Tenant to Landlord, at no charge to Landlord, within 10 business days of Landlord's written request therefor, such time period being of the essence. The parties agree that this is a material covenant of this Lease and that the breach hereof may cause Landlord substantial and irreparable harm.

          (c) Tenant shall provide to Landlord, at least thirty {30) days in advance of the Expiration Date, a complete executed affidavit in the form attached hereto as Exhibit E, or such other form as may be required by the New Jersey Department of Environmental Protection, to confirm that Tenant's cessation of operations at the Premises is not subject to ISRA. Tenant shall have no obligation to file said form with the New Jersey Department of Environmental Protection. If Tenant does not comply with this subparagraph, Tenant's right to possession of the Premises shall cease on the Expiration Date; however, Tenant shall be required to pay an amount equal to two hundred percent (200%) of Rent (which amount shall be considered Additional Rent) until Tenant shall deliver such letter to Landlord. The parties agree that this is a material covenant of this Lease and that the breach hereof may cause Landlord substantial and irreparable harm.

          (d) Notwithstanding Tenant's obligation pursuant to subparagraph (b) above to cooperate with any Inquiring Person, Tenant shall be responsible for compliance with ISRA with respect to the Demised Premises for any and all closures of operations or transfers of ownership or operations at the Demised Premises. Tenant shall indemnify and hold Landlord harmless from any cost, expense, damage (direct or indirect) or claim (including, but not limited to, reasonable attorneys' fees, filing or review fees, environmental consultant fees and the cost of any assessment, investigation, sampling, remedial action, remediation or other cleanup necessitated by Tenant's breach of this covenant)
arising or relating to such breach.    This indemnity shall survive the
expiration or sooner termination of this Lease.

          (e) Tenant shall allow Landlord, its agents, employees or independent contractors, and/or representatives of any governmental authority, agency or other body to enter the Premises at reasonable times upon reasonable telephonic notice (except that governmental officials need only give such notice if it is their usual policy to do so in similar cases) for the purpose of ascertaining the "Hazardous Substances" and "Hazardous Materials" stored thereon, and to ascertain the method by which they are stored, handled and disposed of. Tenant shall make available to Landlord, its agents, employees and independent contractors, as well as all governmental representatives, all manifests and other documentary evidence relating to the use, storage, handling and disposal of any "Hazardous Substances" or "Hazardous Materials" used on the Premises.

          (f) Tenant covenants and agrees to use, store, handle and dispose of all "Hazardous Substances" and "Hazardous Materials" brought onto the Property by Tenant, its agents, employees or independent contractors, in full compliance with all applicable laws, including, but not limited to, federal, state and local environmental laws, and to indemnify Landlord and hold Landlord harmless from any cost, expense, damage or claim (including, but not limited to, reasonable attorneys' fees, environmental consultant fees and the cost of any sampling and/or cleanup necessitated by Tenant's breach of this covenant}
arising from or relating to such breach.     This indemnity shall survive the
expiration or sooner termination of this Lease.

          (g) Landlord represents to Tenant that Landlord has not received any notices from any governmental authority relating to the Land, the Building or
the Demised Premises alleging any violation of environmental law.     Landlord
represents that to Landlord's actual knowledge (Tenant understanding that no investigation has been made), no Hazardous Substances or Hazardous Materials, including asbestos in friable form, are located at the Land or Building in amounts requiring remediation under applicable law.

        29.  Parties Bound.
             --------------

          (a) The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to except that no violation of the provisions of Paragraph 7(c) hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Paragraph 29 shall not be construed as modifying the conditions contained in Paragraph 13 hereof.

          (b) Tenant acknowledges and agrees that if Landlord shall be an individual, joint venture, tenancy in common, firm, or partnership, general or limited, there shall be no personal liability on such individual or on the members of such joint venture, tenancy in common, firm or partnership in respect of any of the covenants or conditions of this Lease; rather, Tenant agrees to look solely to Landlord's estate and property in the Building (or the proceeds thereof} for the satisfaction of Tenant's remedies arising out of or related to this Lease.

          (c) The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Demised Premises (or the owner of a lease of the Demised Premises) so that in the event of any sale or sales of the Land, Building, or the Demised Premises or of said lease, or in the event of a lease of the Land, Building or of the Demised Premises, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Land, Building or of the Demised Premises, that the purchaser or the lessee of the same has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

        30. Lease Termination Contingency.
            ------------------------------

        This Lease is subject to and conditioned upon the Landlord entering into a valid and binding Lease Termination Agreement with Compression Labs, Inc. which is applicable to the space currently being occupied by Compression Labs, Inc. In the event such agreement is not fully executed by both parties on or before January 3, 1996, this Lease shall be null and void and shall be of no further force and effect./*/This Lease is further subject to and conditioned upon the Landlord
receiving written approval of this Lease from its lender.    In the event such
approval is not received by Landlord before January 16, 1996, this Lease shall be null and void and shall be of no further force and effect.*
/*/ and tenant shall be refunded all monies paid hereunder.

       31. Miscellaneous.

           (a) This Lease contains the entire contract between the parties. No representative, agent or employee of Landlord has been authorized to make any representations or promises with reference to the leasing of the Demised Premises or to vary, alter or modify the terms hereof. No additions, changes or modlfica-tions, renewals, or extensions hereof, shall be binding unless reduced to writing and signed by Landlord and Tenant.

           (b) The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect except to the extent that the invalidity or unenforceability would result in a failure of consideration.

           (c) Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreement terms, provisions or conditions on its part to be performed or observed under this Lease.

           (d) The paragraph headings in this Lease are for convenience only and are not to be considered in construing the same.

           (e) If, in connection with obtaining financing for the Project, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest created or the conduct of Tenant's business operations at the Demised Premises.

       IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

WITNESS:                                        LANDLORD:

                                                QUINLAN PROPERTIES, L.P.
                                                BY SAMOS CORPORATION

MARILYN DAHM                                    By: /s/ MICHAEL FIELD
- - ---------------------------                         ----------------------------
                                                Name:  Michael Field
                                                Title: Vice President


WITNESS:                                        TENANT:

                                                BFR CO., INC.

GENE SHRIEDON                                   By: /s/ CHARLES F. FOWLER
- - ---------------------------                         ----------------------------
Controller                                      Name:  Charles F. Fowler
                                                Title: Vice President, CFO

                                  EXHIBIT "A"



                              FLOOR PLAN OF DEMI




                           [FLOOR PLAN APPEARS HERE]

                                 EXHIBIT "A-l"
                                 -------------

       All that parcel of land situate in the Township of Bernards, Somerset County, New Jersey to be known as Lot 7.02, in Block 177 of that Township and more particularly described as follows:

       Beginning at a point in the Northerly sideline of New Jersey State Highway Route No. 78 where said sideline is intersected by the line dividing the hereindescribed Lot 7.02 to the West from Lot 7.01 of said Block 177 to the East, thence along said sideline of Route 78 the following five (5) courses and distances.

       1)  S 82 degrees 09'24"W, 39.83 feet to a point,
       2)  S 86 degrees 38'33"W, 300.17 feet to a point,
       3)  N 88 degrees 36'44"W, 302.03 feet to a point,
       4)  S 79 degrees 45'49"W, 577.17 feet to a point,
       5)  S 89 degrees 43'10"W, 716.42 feet to Lot 15 of said Block 177

       Thence, along said Lot 15 N 3 degrees 39'10"W, 82.20 feet to Lands of Public Service Electric and Gas Company.

       Thence, along said lands and Lot 7.03 of said Block 177 N55 degrees 20'40"W, 2145.17 feet to Lot 7.01 of said Block 177.

       Thence along said Lot 7.01 the following two (2) courses and distances:

           1)  S 6 degrees 05'50"E, 59.80 feet to a point,
           2)  S 8 degrees 06'46"E, 1131.95 feet to the point of beginning.

                                  EXHIBIT "B"


                  RULES AND REGULATIONS
                  ---------------------

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the exterior or interior Common Areas of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. No awning shall be permitted on any part of the Demised Premises. Tenant shall not place anything against, near or on any glass partitions, doors, windows or window sills which may appear unsightly from outside the Demised Premises and Tenant is specifically prohibited from sitting or placing anything on the window sills of the Demised Premises. Tenant shall not obstruct any windows, doors, partitions or lights within the Demised Premises which admit or reflect light into the hallways or other Common Areas of the Building. Tenant shall not attach or hang any curtains, blinds, shades or screens used in connection with any window or door of the Demised Premises without first obtaining the written consent of Landlord. Said curtains, blinds or shades must be of a quality, type, design and color and attached in a manner approved by Landlord.

3. Landlord shall retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. All cleaning and janitorial services for the Building and the Demised Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by careless-ness or indifference to the good order and cleanliness of the Demised Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Demised Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

 5. Landlord will furnish Tenant, free of charge, two (2) keys (plus two (2) additional keys upon request) to each door lock in the Demised Premises. Landlord may charge an additional amount $2.00 per key for any additional keys requested by Tenant. Tenant shall not alter any lock or install a new additional lock or bolt on the entrance door of its Demised Premises without written consent of Landlord unless on Building Master key system and by contractor chosen by Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

6 If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

7 No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

8 Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is
         allowed by law.     Landlord shall have the right to
         prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the
         weight.     Business machines and mechanical equipment
         belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9. Tenant shall not use or keep in the Demised Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Demised Premises any foul or noxious gas or substance, or permit or allow the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Demised Premises any birds or animals.

  10 Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

  11 Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

  12 Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

  13 Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

  14. Tenant shall close and lock the doors of the Demised Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Demised Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

  15. Tenant shall not obtain for use on the Demised Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Demised Premises, except at such hours and under such regulations as may be fixed by Landlord.

  16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown thereto. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

  17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Demised Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building.

  18. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

  19. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Demised Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Demised Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Demised Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

  20. Tenant shall not install, maintain or operate upon the Demised Premises any vending machine without the written consent of Landlord.

  21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

  22. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

  23. Tenant shall store all its trash, garbage and recyclable material within the Demised Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with direc-tions issued from time to time by Landlord. All recycla-ble materials, as directed by Landlord, must be placed in specially designated recycling containers, provided by Tenant. Landlord reserves the right to refuse to collect any trash, garbage, and/or recycling materials not properly separated, as directed by Landlord.

  24. The Demised Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Demised Premises be used for any improper, immoral or
        objectional purpose.     No cooking shall be done or
        permitted by any tenant on the Demised Premises, except that use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of a microwave oven shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

  25. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

  26. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

  27. Tenant shall comply with all safety fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

  28. Tenant assumes any and all responsibility for protecting the Demised Premises from theft, robbery and pilferage.

  29. The requirements of Tenant will be attended to only upon written application to the office of the Building Manager by an authorized individual.

  30. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight.

  31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

  32. Tenant's employees, guests, contractors and invitees shall not smoke in any common area of the Building, which includes cafeterias, hallways, stairways, bathrooms, lobbies and elevators. Tenant's employees, guests, contractors and invitees must refrain from smoking at all entrances to the Building.

  33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and condi-tions of any lease of premises in the Building. In the event of conflict between the provisions contained in this Lease and these Rules and Regulations the provisions of this Lease shall prevail.

  34. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and the Complex and
        for the preservation of good order therein.    Tenant
        agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regula-tions which are adopted.

  35. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                  EXHIBIT "C"

                               BUILDING HOLIDAYS
                               -----------------

                  New Years

                  Martin Luther King, Jr.'s Birthday

                  George Washington's Birthday

                  Memorial Day

                  Fourth of July

                  Labor Day

                  Thanksgiving

                  Christmas

                                  EXHIBIT "D"
                                  -----------

                     JANITORIAL MAINTENANCE SPECIFICATIONS
                             PROVIDED BY LANDLORD

       Daily Janitorial Services Monday through Friday

Entrance Lobby and all Offices
- - ------------------------------
    1. Entrance lobby will be damp mopped and/or vacuumed nightly.

    2. Remove fingerprints and smudges from all entrance glass doors.

    3. Empty and clean waste receptacles, ashtrays. Dispose of any items or boxes marked for refuse. Remove waste to a designated area.

    4. Sweep and dust mop all flooring. Damp mop any spills, stains or marks.

    5.  Vacuum clean all carpeting.

    6. Dust and wipe clean furniture: desks, chairs, tables, bookcases, filing cabinets, etc.

    7.  Wash clean and polish all glass tops on desks and tables.

    8.  Dust all telephone equipment.

    9.  Dust all synthetic plastic on chairs and sofas.

   10. Dust all paneling, moldings, baseboards, chair rails, and window sills.

   11.  Wash clean and polish all water coolers and fountains.

   12.  Dust clean closets, shelves, coat racks.

   13.  Clean ventilation louvers on doors.

   14.  Sweep and wet mop all stairways and landings.

   15.  Sweep and wet mop/vacuum elevators nightly.

   16. Maintain slop sinks and storage locker in clean and orderly condition.

   Lavatory Areas
   --------------

   1. Thoroughly scour, disinfect, wash and rinse clean: basins, bowls, urinals and toilet seats including undersides and underlip of bowls and urinals.

   2. Clean, disinfect, and polish all bright work, enameled surfaces, and stainless steel fixtures.

                             EXHIBIT "D" CONTINUED

3.   Mirrors and cabinets will be cleaned and polished.

4. Remove spots and stains from lavatory walls and parti-tions.

5.   Waste receptacles will be washed and disinfected.

6. Sweep, wash and rinse clean, using disinfectant cleaning solution, all lavatory and kitchen flooring daily.
     Special attention will be given to area of flooring directly under urinals and behind toilet bowls.

7. Refill all soap, tissue and towel dispensers. (Supplies, as needed, to be furnished by Landlord.)

Security
- - --------

1. Cleaning personnel will notify owner of any faulty locks, lighting and electrical equipment, and any irregularities.

2. Upon completion of work, cleaning personnel will extin-guish all lights (except those requested to be left on) close all windows, lock all doors, and re-set alarm. The cleaning personnel will sign and be responsible for keys to the Building, and the keys will be maintained by a person on the job.

General Conditions:
- - -------------------

Cleaning personnel will immediately report to the proper management any fires, items in need of repair, hazardous conditions, leaky faucets, burned out lights, or any other irregularities. All lost items which may be found will be turned in
immediately.     Any equipment will be repaired, replaced or paid for at
Tenant's discretion. All company and Building regulations will be strictly adhered to by Landlord's employees, and they will be instructed not to disturb any papers on desks or cabinets of the clients. They will stay out of all areas which are not under service and restricted or prohibited to their use.

Cleaning Procedures
- - -------------------

Cleaning personnel will perform all duties as outlined and on schedule.

Lobby and Front Entrance
- - ------------------------

Constant attention will be given to keeping lobby and front entrance areas as clean and attractive as possible. Floors will be vacuumed/damp mopped daily. Furniture in waiting rooms or lobby will be dusted and/or washed. Glass inserts of main entrance doors will be cleaned daily.

                             EXHIBIT "D" CONTINUED



Corridors and Stairwells
- - ------------------------

All hallway corridors will be cleaned daily. Stairwells will be given special
attention.     They will be swept and/or vacuumed daily. Washing will be
performed as needed.

Elevators
- - ---------

All elevators will be thoroughly vacuumed daily.    Paneled walls will be
polished as often as needed. Door grooves will be vacuumed out as needed. Stainless steel will be polished.

Floors  (All waxable areas)
- - ------

All waxable surface floors shall have an underwriter's approval, anti-slip floor wax, or an approved resinous floor finish applied, finished and buffed every six
(6) months.

Dust Mopping
- - ------------

All floors will be dust mopped nightly, with specially treated long strand
cotton mops.    These treated mops are replaced regularly with freshly treated and laundered mop heads. This procedure insures the removal of all dust, leaving a dust free floor. Special attention is given to out-of-the-way areas, such as corners and baseboards.

Wet Mopping
- - -----------

All surface floor areas will be damp mopped when necessary. These surfaces will be mopped, using an approved neutral soap solution with a disinfectant added, which will insure a clean and germ-free floor surface.

Rugs
- - ----

All rugs are to be vacuumed nightly using a Eureka type vacuum cleaner.

Room Trim
- - ---------

All window sills, chair rails, baseboards, moldings, partitions, picture frames, etc. below six foot heights, shall he dusted with a specially treated dust cloth at regular intervals at least monthly. Over six foot heights, shall be dusted quarterly, including tops of partitions, transoms and doors. All finger and hand marks will be removed as necessary.

Venetian Blinds
- - ---------------

All venetian blinds shall be dusted annually.

Waste Receptacles
- - -----------------

Waste receptacles will be emptied, waste removed and placed at assigned locations nightly. Plastic liners will be placed in all waste baskets and replaced as needed.

                             EXHIBIT "D" CONTINUED


Recycling Receptacles
- - ---------------------

Recycling receptacles will be emptied, recycling materials removed and placed at assigned locations nightly.

Furniture and Equipment
- - -----------------------

All furniture and equipment shall be dusted and polished with specially treated dust cloths and dusting tools. Soiled dust cloths are laundered and replaced as needed, affording complete removal of the dust.

Sand Urns
- - ---------

Refuse will be removed and sifted, and outsides of all sand urns will be damp wiped. Sand will be replaced or replenished as needed.

Ash Trays
- - ---------

All ash trays will be emptied and damp wiped nightly.

Drinking Fountains
- - ------------------

All drinking fountains will be thoroughly cleaned nightly, using a neutral cleaning agent with disinfectant added to assure bacteria-free drinking fountains.

Storage Space, Service Closet
- - -----------------------------

Space will be assigned for the storage of all bulk supplies and equipment necessary for the performance of the work under this contract. All service areas will be kept in a clean and orderly condition.

Supervision
- - -----------

Regular supervision is maintained over all working cleaning personnel. It is the cleaning supervisor's job to see that all contracted services are performed as
scheduled and to record necessary information which is required.    He also
coordinates Landlord's operation to insure no interference with Tenant's
operation.    He will instruct, inspect, and correct any irregularities, check supplies and equipment for proper operations, and act as liaison between Landlord and cleaning personnel.

Supplies and Equipment
- - ----------------------

All of the following supplies are furnished by Landlord or cleaning service Landlord may engage; vacuum cleaners, floor machines, window cleaning tools and ladders, mop wringers and buckets, carpet sweepers, dust mops and tools, wet mops, brushes, dust pans, brooms, steel wool, floor finishes, scouring powder, disinfectants, floor soap, putty knives, janitor carts, hand towels, toilet tissue, and hand soap.

                             EXHIBIT "D" CONTINUED
                             ---------------------

Window Washing
- - --------------

All interior windows, doors, skylights, including clear and opaque glass, panes and interior partition glass in the common areas of the Building will be washed semi-annually. This work is performed by specially trained individuals who are equipped with the proper tools, ladders and other safety equipment to perform a completely satisfactory job.

Window Washing
- - --------------

All exterior windows cleaned inside and outside each six months.    Lobby doors
shall be washed inside and out once daily.    Lobby windows shall be washed
inside and out once monthly.

Grounds Maintenance
- - -------------------

Outside landscaping, paving and walkways will be maintained by Landlord. Paved areas and walks shall be kept free of debris and snow.

Insurance Coverage
- - ------------------

Cleaning service company will carry full insurance coverage for their operations:

     Workmen's Compensation - Statutory Limits
     Public Liability Insurance - Bodily Injury
                $100,000.00/$300,000.00
     Property Damage Insurance - $25,000.00
     Personal Bond in case of theft - $10,000.00 minimum

                                  EXHIBIT "E"

               NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION
                    DIVISION OF HAZARDOUS WASTE MANAGEMENT
                      INDUSTRIAL SITE EVALUATION ELEMENT
                       CN 028, TRENTON, N.J. 08625-0028

                ENVIRONMENTAL CLEANUP RESPONSIBILITY ACT (ECRA)

                   APPLICABILITY/NONAPPLICABILITY AFFIDAVIT

The purpose of this Affidavit is to obtain an Applicability/Nonapplicability Determination from the New Jersey Department of Environmental Protection pursuant to the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq. and N.J.A.C. 7:26B 1.9. Fee is $200.

PLEASE TYPE OR PRINT
- - --------------------

                                           Date __________________________

A. Determination of Applicability/Nonapplicability should be mailed to the following:

    Name __________________________________________________________________
    Address _______________________________________________________________
    City or Town _______________ County ___________________________________
    State ___________ Zip Code _______ Tele. No. __________________________

B.  Name of Business ______________________________________________________
    Standard Industrial Classification (SIC) Number _______________________

C.  Property Location for which request is being transmitted:
    Street Address ________________________________________________________
    Tax Block(s) ______________________ Tax Lot(s) ________________________
    Municipality ______________________ County ____________________________
    State __________________________________ Zip Code _____________________

D. Transaction for which the Applicability/Nonapplicability Determination is requested: (Check appropriate transaction)

     * Please attach a detailed description of these transactions.

    ** Please attach the most recent Consolidated Financial Statements.
       for all companies involved in the proposed transaction.


 1. ____ Sale of Property                  7. ____ Bankruptcy
 2. ____ Sale of Business                  8. ____ Corporate Merger*
 3. ____ Business Ceasing Operations       9. ____ Partnership Situation Change*
 4. ____ Refinancing/Construction Loan    10. ____ Intra Family
 5  ____ Sale of Stock in Corporation*    11. ____ Corporate Reorganization**
 6. ____ Condemnation                     12. ____ Sale of Assets**

    ____ Other: (Explain) ________________________________________________

    Date of Planned Transaction: _________________________________________

    Purchaser:

    Name _________________________________________________________________
    Address ______________________________________________________________
    City or Town _____________________ County ____________________________
    State ______________ Zip Code ________________________________________

E.  Operations:

    1.) The property owner and/or operator must completely describe in detail the operations and processes conducted at the site including a list of all tenants, their operations and processes, occupying any part of the property since December 31, 1983. (Attach additional sheets, if necessary.)
    ______________________________________________________________________
    ______________________________________________________________________
    ______________________________________________________________________
    ______________________________________________________________________

    2.) If the property described above is vacant land, is this property contiguous to other property under the control of the person or business described in F below:
    ____ Yes  ____ No   _______________________________

F. Current Owner of the Property for which an Applicability/Nonapplicability Determination is requested:

    Name _________________________________________________________________
    Street Address _______________ Municipality __________________________
    State ________ Zip Code ______ Tele. No. _____________________________

G.  History

    1. Previous Owners and history of on-site activities since December 31, 1983 (Attach additional sheets, if necessary):

           NAME                     ADDRESS                  OPERATIONS
           ----                     -------                  ----------

     __________________     ___________________________   _________________
     __________________     ___________________________   _________________

     2. Is this site currently or has this site previously been the subject of any other ECRA review?
        Please submit copies of previous submittals or approvals.

        _____  Previous LNA Application         _____ Negative Declaration
        _____  Administrative Consent Order     _____ Approved Cleanup Plan
        _____  Active Case                      _____ No prior ECRA Review

H. Hazardous Substances or Wastes: (This information is only required if the facility or business has a subject SIC.)

     List all types and quantities of hazardous substances or wastes including petroleum products that are generated, manufactured, refined, transported, treated, stored, handled or disposed at the property, both above and below ground, which are included in the Department's "Unified Hazardous Substance List" and any amount of any waste substances required to be reported to the Department on special waste manifest forms pursuant to N.J.A.C. 7:26-7.4, designated as a hazardous waste pursuant to N.J.A.C. 7:26 7.4, designated as a hazardous waste pursuant to N.J.A.C. 7:26-8, or as otherwise provided
     by law.    (Attach additional sheets if necessary.)

     _____________________________________________________________________
     _____________________________________________________________________
     _____________________________________________________________________
     _____________________________________________________________________


 I.  How is the building(s} heated? (Oil, Gas, Electric)    If Oil, how many
     tanks?  ____________________________
     Storage capacity of each _________     Above or below ground __________.

 J.  Was the building(s) ever heated by oil? _____ Yes _____ No If so, when?
     ____________________

K.  CERTIFICATIONS:
    ---------------

1. The following certification shall be signed by the highest ranking indivi-dual at the site with overall responsibility for that site or activity. Where there is no individual at the site with overall responsibility for that site or activity, this certification shall be signed by the individual having responsibility for the overall operation of the site or activity.

     I certify under penalty of law that the information provided in this
     document is true, accurate and complete.    I am aware that there are
     significant civil penalties for knowingly submitting false, inaccurate or incomplete information and that I am committing a crime of the fourth degree if I make a written false statement which I do not believe to be
     true.    I am also aware that if I knowingly direct or authorize the violation of N.J.S.A. 13:1K-6 st seq., I am personally liable for the penalties set forth at N.J.S.A. 13:1K-13.

     Typed/Printed Name ________________________ Title ___________________
     Signature _________________________________ Date ____________________
     Company ___________________________________

     Sworn to and Subscribed Before Me
     on this ___________________________________
     Date of ___________________ of 19 _________
     ___________________________________________
     Notary

 2   The following certification shall be signed as follows:

     1. For a corporation, by a principal executive officer of at least the level of vice president;
     2. For a partnership or sole proprietorship, by a general partner or the proprietor, respectively; or
     3. For a municipality, State, Federal or other public agency, by either a principal executive officer or ranking elected official.

     I certify under penalty of law that I have personally examined and am familiar with the information submitted in this application and all attached documents, and that based on my inquiry of those individuals immediately responsible for obtaining the information, I believe that the submitted information is true, accurate and complete. I am aware that there are significant civil penalties for knowingly submitting false, inaccurate, or incomplete information and that I am committing a crime of the fourth degree if I make a written false statement which I do not believe to be
     true.    I am also aware that if I knowingly direct or authorize the violation of N.J.S.A. 13:1K-6 et seq., I am personally liable for the penalties set forth at N.J.S.A. 13:1K-13.

     Typed/Printed Name ________________________ Title ___________________
     Signature _________________________________ Date ____________________
     Company ___________________________________

     Sworn to and Subscribed Before Me
     on this ___________________________________
     Date of ___________________ of 19 _________
     ___________________________________________
     Notary

Have you enclosed a check or money order for $200? _____ Yes _____ No

                            FIRST AMENDMENT TO LEASE

          This FIRST AMENDMENT TO LEASE dated February 3, 1996 by and between QUINLAN PROPERTIES, L.P., a New Jersey Limited Partnership, having an office at 150 Allen Road, Liberty Corner, New Jersey 07938 ("Landlord"), and BFR CO., INC. a New Jersey corporation, having an office at 150 Allen Center, Liberty Corner, New Jersey 07938 ("Tenant").

                               W I T N E S S E T H:

          WHEREAS, Landlord and Tenant entered into a lease dated December 29, 1995, (the "Lease"), with a Commencement Date of January 5, 1996, for space located at 150 Allen Road in the Township of Bernards, County of Somerset, New Jersey, pursuant to which Landlord leased such space to Tenant on the terms and conditions set forth therein;

          WHEREAS, Tenant desires to expand the Premises and thereby to increase the space of the Premises by leasing an additional 5,529 square feet of rentable space from Landlord;

          WHEREAS, Landlord and Tenant desire to amend the Lease to provide Tenant with the additional space and make other changes in the Lease as set forth herein;

          NOW, THEREFORE, in consideration of One Dollar and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1.    Expansion Space.      (a) Tenant has elected to additionally
                ----------------
lease the portion of the building commonly known as the lobby level and consisting of 5,529 square feet as shown on Exhibit A attached hereto and made a part hereof (the "Expansion Space") on the terms of the Lease, as amended
hereby.    All references in the Lease to the Demises Premises shall include the
Expansion Space.

          2.    Expansion Space Commencement Date. The Expansion Space
                ----------------------------------
Commencement Date shall be July 1, 1996.

          3.    Rent. Beginning on the Expansion Space Commencement Date, Fixed
                -----
Rent shall be increased by Seventeen Dollars and 62/100 ($17.62) per square foot of the Expansion Space per annum.

Therefore the aggregate Fixed Rent shall be Two Hundred Six Thousand Nine Hundred Eleven and 66/100 Dollars ($206,911.66) per annum payable in equal installments of Seventeen Thousand Two Hundred Forty-Two Dollars and 64/100 ($17,242.64) per month payable in accordance with Section 2 of the Lease. Beginning on the third anniversary of the Commencement Date (as defined in the Lease) the Fixed Rent shall be increased in accordance with the Lease to

Twenty Three Dollars and 50/100 ($23.50) per square foot per annum adjusted to reflect the Expansion Space, or Two Hundred Seventy-Five Thousand Nine Hundred Sixty and 50/100 Dollars ($275,960.50) per annum payable in equal installments of Twenty-Two Thousand Nine Hundred Ninety-Six Dollars and 71/100 ($22,996.71) per month payable in accordance with Section 2 of the Lease.

          4.    Tenant's Proportionate Share. From and after the Expansion Space
                -----------------------------
Commencement Date, the Premises shall be deemed to include the Expansion Space and Tenant's Percentage as defined in Paragraph 9 of the Preamble to the Lease shall be increased to Six and Twenty-Three One-Hundredths percent (6.23%).

          5.    Security Deposit. Tenant shall on the Expansion Space
                -----------------
Commencement Date deposit with Landlord the sum of Nine Thousand Four Hundred Seventy-Three and 02/100 Dollars ($9,473.02) as an addition to the Security Deposit, to be governed by Section 20 of the Lease. Therefore the aggregate Security Deposit shall be Thirty Thousand Seven Hundred Sixty-Six and 32/100 Dollars ($30,766.32).

          6.    Number of Tenant Allocated Parking Spaces: From and after the
                ------------------------------------------
Expansion Space Commencement Date, Tenant shall have the right to forty-seven
(47) spaces, consisting of three (3) covered exclusive spaces and two (2) non-covered exclusive spaces ("Exclusive Spaces") and forty-two (42) non-exclusive spaces ("Non-Exclusive Spaces").

          7.    Tenant's Work. Tenant shall arrange and perform the work in the
                --------------
Expansion Space necessary to prepare the Expansion Space for Tenant's occupancy ("Tenant's Work"). Notwithstanding the foregoing, Tenant shall use contractors designated by Landlord for all work within the Demised Premises which affects the Building structure and systems. All Tenant's Work shall be performed in accordance with the provisions of Sections 5 and 6 of the Lease. Tenant shall be entitled to an allowance of Two and 50/100 Dollars ($2.50) per rentable square foot of the Expansion Space ("Tenant's Allowance"), being Thirteen Thousand Eight Hundred Twenty-Two and 50/100 Dollars ($13,822.50). Landlord shall reimburse Tenant for Tenant's Work, up to the Tenant's Allowance, within thirty
(30) days following the receipt by Landlord of an affidavit from the general contractor performing said improvements setting forth (i) the actual cost of Tenant's Work and (ii) that Tenant's Work has been completed in accordance with Tenant's plans and specifications and that all subcontractors, laborers and materialmen engaged in or supplying materials for said work have been paid in full. In the event the aggregate cost of Tenant's Work is less than the Tenant's Allowance, Tenant shall not be entitled to any credit or reimbursement in excess of Tenant's Work.

          8.    Lease Reaffirmed. Except as otherwise expressly set forth herein
                -----------------
and amended hereby, all terms and conditions of the

Lease shall remain in full force and effect, shall be binding upon the parties and shall govern the relationship of the parties with respect to the Demised Premises including the Expansion Space. Wherever the terms of the Lease and this First Amendment to Lease conflict, the terms of this First Amendment to Lease shall govern and control.

          9.    Brokerage.      Tenant and Landlord warrant and represent to
                ----------
each other that neither has dealt with any broker or brokers regarding the negotiation of this First Amendment to Lease other than Cushman & Wakefield and
Jacobson, Goldfarb & Tanzman (collectively the "Broker").    Landlord shall pay
the Broker a commission pursuant to a separate agreement. Tenant and Landlord agree to be responsible for and to indemnify and save the other harmless from and against any claim for a commission or other compensation by any broker other than the Broker, claiming to have negotiated with the indemnifying party with respect to the Expansion Space or to have called the Expansion Space to Tenant's attention or to have called Tenant to Landlord's attention.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

WITNESS:                               LANDLORD:

                                       QUINLAN PROPERTIES, L.P.
                                       BY: SAMOS CORPORATION, General Partner

ROBERT A. COHN                         /s/ MICHAEL FIELD
- - ------------------------------         --------------------------------------
                                       By:  Michael Field
                                       Its: Vice President




                                       TENANT:
                                       BFR CO., INC.

GENE SHERIDAN                          /s/ CHARLES F. FOWLER
- - ------------------------------         --------------------------------------
2/1/96                                 By:  Charles F. Fowler
Controller                             Its: Executive Vice President, CFO

                                   EXHIBIT A





                    [DIAGRAM OF LEASED SPACE APPEARS HERE]



Expansion Space = [ ]

  QUINLAN PROPERTIES,  L.P.

  April 15th, 1996

  BY HAND
  -------

  Mr.  Charles F. Fowler
  BFR Co., Inc.
  150 Allen Road
  Liberty Corner, NJ 07938

  RE:  150 ALLEN ROAD
       Liberty Corner, NJ 07938

  Dear Charlie:

  Attached please find an original copy of Second Amendment to Lease by and between Quinlan Properties, L.P. and BFR Co., Inc. at above referenced location.

  Very sincerely yours,

  /s/ JO ANN HALE

  Jo Ann Hale

  jh
  att.

  cc:  Jodie Matthews



  150 Allen Road
  Liberty Corner, NJ 07938
  9O8 604-2600
  FAX 908 604-2601

                           SECOND AMENDMENT TO LEASE

          This SECOND AMENDMENT TO LEASE dated as of March 15, 1996 by and between QUINLAN PROPERTIES, L.P., a New Jersey Limited Partnership, having an office at 150 Allen Road, Liberty Corner, New Jersey 07938 ("Landlord"), and BFR CO., INC. a New Jersey corporation, having an office at 150 Allen Center, Liberty Corner, New Jersey 07938 ("Tenant").

                                W I T N E S S E T H:

          WHEREAS, Landlord and Tenant entered into a lease dated December 29, 1995 (the "Original Lease"), with a Commencement Date of January 5, 1996, for space located at 150 Allen Road in the Township of Bernards, County of Somerset, New Jersey, pursuant to which Landlord leased such space to Tenant on the terms and conditions set forth therein;

          WHEREAS, pursuant to that certain First Amendment to Lease dated February 3, 1996 (the "First Amendment", the Original Lease as amended by the First Amendment is hereinafter referred to as the "Lease"), Tenant agreed to, among other things, expand the space leased by Tenant as set forth therein;

          WHEREAS, Landlord and Tenant acknowledge a scrivener's error in Paragraph 3 of the First Amendment;

          WHEREAS, Landlord and Tenant desire to amend the Lease in order to correct such error;

          NOW, THEREFORE, in consideration of One Dollar and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1.    Correction. The third sentence of Paragraph 3 of the First
                -----------
Amendment starting on line 8 of said paragraph is hereby deleted and replaced with the following:

          "Beginning on the second anniversary of the Commencement Date (as defined in the Lease) the Fixed Rent shall be increased in accordance with the Lease to Twenty Three Dollars and 50/100 ($23.50) per square foot per annum adjusted to reflect the Expansion Space, or Two Hundred Seventy-Five Thousand Nine Hundred Sixty and 50/100 Dollars ($275,960.50) per annum payable in equal installments of Twenty-Two Thousand Nine Hundred Ninety-Six Dollars and 71/100 ($22,996.71) per month payable in accordance with Section 2 of the Lease."

          2.    Lease Reaffirmed. Except as otherwise expressly set forth herein
                -----------------
and amended hereby, all terms and conditions of the


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Lease shall remain in full force and effect, shall be binding upon the parties and shall govern the relationship of the parties with respect to the Demised Premises. Wherever the terms of the Lease and this Second Amendment to Lease conflict, the terms of this Second Amendment to Lease shall govern and control.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

WITNESS:                                 LANDLORD:

                                         QUINLAN PROPERTIES, L.P.
                                         BY: SAMOS CORPORATION, General Partner



                                         /s/ ROBERT QUINLAN
- - ---------------------------------        --------------------------------------
                                         By:  Robert Quinlan
                                         Its: President


                                         TENANT:
                                         BFR CO., INC.


                                         /s/ CHARLES F. FOWLER
- - ---------------------------------        --------------------------------------
                                         By:  C. F. Fowler
                                         Its: Executive Vice President, CFO

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